POWER OF ATTORNEY

October 1, 2014

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby authorizes and designates JAMES N. STRAWBRIDGE as his or its true and lawful attorney-in-fact (the "Attorney-in-Fact") to act for and on behalf of the undersigned for the following purposes:

1.	To execute shareholder written consents, proxies, ballots and related documents on behalf of the undersigned with respect to any corporation in which such entity is a shareholder (each referred to herein as a "Corporation"), or to represent the undersigned at a meeting of shareholders of any Corporation and to vote the securities of any Corporation held by the undersigned at such meeting;


2.	To execute contracts and agreements, including, but not limited to, bank accounts, brokerage accounts, stock powers, stock purchase agreements, and stock sales agreements or such other documents as may be requested in order to effect either the purchase or sale of securities on behalf of the undersigned;

3.	To prepare and file on behalf of the undersigned individually, or jointly together, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 13H, Form 13-F, Form ADV, Form 3, Form 4 and Form 5) that the undersigned may be required to file with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act"), and the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act") (collectively, the "Reports"), with respect to the undersigned's ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by the undersigned;

4.	To execute consents and agreements, including, but not limited to, limited partner assignment agreements, nondisclosure agreements, and limited partnership agreement amendments, or such other documents as may be requested on behalf of the undersigned in the ordinary course of their operations; and

5.	To take such other actions on behalf of any of the undersigned as may be necessary to effect acquired securities or corporate or regulatory filings or other similar actions in the ordinary course of business of any of the undersigned. Each of the undersigned acknowledges that the Attorney-in-Fact, in serving in such capacity at the request of the undersigned, is not hereby assuming any of the undersigned's responsibilities to comply with state or federal securities laws.

Each of the undersigned hereby grants to the Attorney-In-Fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do excluding the power of substitution or revocation, and every act and thing that such Attorney-in-Fact, shall lawfully do or cause to be done in exercising the rights and powers herein granted is hereby ratified and confirmed.

This Power of Attorney shall become effective on October 1, 2014 and is for a period of ten (10) years, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.

[SIGNATURES ON THE FOLLOWING PAGE.]


IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of the first date set forth above.


WORLDVIEW EQUITY I, L.L.C.

By: /s/ James Wei
Name: James Wei
Title:  Member

WORLDVIEW TECHNOLOGY PARTNERS IV, L.P.

By: Worldview Capital IV, L.P.
Its: General Partner
By: Worldview Equity I, L.L.C.
Its: General Partner

By: /s/ James Wei
Name: James Wei
Title:  Member

WORLDVIEW TECHNOLOGY INTERNATIONAL IV, L.P.

By: Worldview Capital IV, L.P.
Its: General Partner
By: Worldview Equity I, L.L.C.
Its: General Partner

By: /s/ James Wei
Name: James Wei
Title:  Member
	WORLDVIEW CAPITAL IV, L.P.

By: Worldview Equity I, L.L.C.
Its: General Partner

By: /s/ James Wei
Name: James Wei
Title:  Member

WORLDVIEW MANAGEMENT CORP.


By: /s/ James Wei
Name: James Wei
Title:  Chief Executive Officer

WORLDVIEW STRATEGIC PARTNERS IV, L.P.

By: Worldview Capital IV, L.P.
Its: General Partner
By: Worldview Equity I, L.L.C.
Its: General Partner

By: /s/ James Wei
Name: James Wei
Title:  Member